Exhibit 99.1

      ElkCorp Reports Record Third Quarter Fiscal 2005 Results;
       Earnings per Diluted Share More than Doubles Prior Year;
        Company Raises Fiscal 2005 Earnings per Diluted Share
                    Expectations to $2.50 to $2.53

    DALLAS--(BUSINESS WIRE)--April 21, 2005--ElkCorp (NYSE:ELK) announced today financial results for its third fiscal quarter, ended March 31, 2005. Earnings from continuing operations for the third quarter were $15.3 million, or $0.75 per diluted share, which is above the company's guidance of $0.72 to $0.74 per diluted share. The company anticipates earnings from continuing operations for the fourth fiscal quarter to be in the range of $0.67 to $0.70 per diluted share and expects earnings for fiscal year 2005 to be in the range of $2.50 to $2.53 per diluted share.

    Third Quarter Overview

    ElkCorp Consolidated

    -- The company reported income from continuing operations of $15.3 million, or $0.75 per diluted share, more than double the $6.2 million, or $0.31 per diluted share reported for the third quarter of fiscal 2004.

    -- ElkCorp recorded revenue of $205 million which is a 55% increase over the $132 million reported in the third quarter of fiscal 2004.

    Building Products Segment

    -- Revenue in the building products segment was $200 million, a 56% increase over the $128 million reported in the year ago quarter.

    -- Operating income in the building products segment was $31.0 million, or 15.5% of sales, a 130% increase over the $13.5 million recorded in the third quarter of fiscal 2004.

    Roofing

    -- Asphalt costs were down slightly compared to the prior quarter but increased over the same period in the prior year. With the continued volatility in oil prices the company anticipates it will see the price of asphalt begin to rise again in the fourth quarter. Transportation costs have risen slightly over the December quarter and significantly over the third quarter of fiscal 2004.

    -- The company announced a low single digit percentage price increase during the quarter effective April 4, 2005.

    -- The ramp-up of the new facility in Tuscaloosa has again exceeded the company's expectations by operating at initial rated capacity in the third quarter, one quarter ahead of its initial projections.

    -- During the quarter the company announced the introduction of Elk Cool Color Series shingles. These shingles are the first reflective, colored asphalt shingle, featuring 3M(TM) Cool Roofing Granules that meet the initial performance levels of the ENERGY STAR(R) Program.

    Composite Lumber

    -- The product platform experienced an operating loss of $2.4 million for the quarter compared to a loss of $3.2 million in the December quarter and a loss of $300,000 in the third quarter of fiscal 2004.

    -- Sales for the third quarter were $4.7 million compared to $2.1 million in the same quarter of fiscal 2004.

    -- The results for the quarter were affected by a slower than expected ramp up of the company's new line of non-decking products, higher than anticipated raw material costs, longer than anticipated code approval in various areas of the country and a slower than anticipated ramp up of new decking production.

    -- The company completed the acquisition of RailWayz, Inc. during the quarter and expects products to begin shipping in April.

    Other, Technologies Segment

    -- The other, technologies segment recorded operating income of $900,000 for the fiscal third quarter compared to the $800,000 reported in the year ago quarter. These results included income from two Ortloff licensing contracts.

    -- The divestitures of Chromium and Ortloff are proceeding well and Elk believes formal bids for each could be received in the fiscal fourth quarter.

    Progress on Achieving FY05 Goals

    -- Sales for the last 12 months of $722 million, positions Elk well to achieve its goal of reaching $1 billion in annual revenue by the end of fiscal 2007.

    -- Return on shareholders' equity for the latest 12 months, through March 2005, was 19.9% compared to the company goal of 20%.

    Financial Condition

    At March 31, 2005, the contractual principal amount of ElkCorp's long-term debt, including $800,000 fair value of notes payable related to an acquisition, was $195.8 million. Net debt (contractual principal debt minus cash) was $156.6 million, and the net debt to capital ratio was 38.1%. Liquidity consisted of $39.2 million of cash and $122.0 million of borrowing availability under a $125 million committed revolving credit facility expiring November 30, 2008. Long-term debt of $198.0 million included $2.2 million representing the net fair market value for two interest rate swap agreements.

    Business Outlook

    "Overall we are pleased with the fiscal third quarter results. We increased our total revenue 5% over the phenomenal results posted in the December quarter and more than doubled our earnings per share over the third quarter of 2004," said Thomas Karol, chairman and chief executive officer of ElkCorp. "Costs for raw materials and transportation remain high; however, we believe that our current pricing structure should allow us to maintain our margins in the roofing business. Additionally, we continue to improve production efficiencies in the new Tuscaloosa facility and we achieved initial rated capacity one quarter ahead of schedule, which has assisted us in better servicing the continued demand in the Southeast. We anticipate demand from the areas impacted by hurricanes last year to continue throughout the calendar year with demand slowing down toward the end of the year."
    Mr. Karol continued, "Although we achieved many successes in the quarter, we faced some challenges in our composites business that have delayed the achievement of our fiscal 2005 run rate goals. We have identified the appropriate actions needed to alleviate these issues, including organizational enhancements, finalizing agreements for our non-decking products and the ramp up of the new capacity brought on for both decking and non-decking applications. We remain confident in this product platform and its growth opportunities. We believe that our strategy to not only focus on fencing, decking and railing but to diversify into other non-decking markets, offers us the most direct path to profitability and solid revenue growth. We believe the setbacks we have faced in this quarter are temporary and have allowed us to strengthen the organizational structure which will improve the platform going forward."
    Mr. Karol concluded, "We are also pleased that based on sales for the latest 12 months we are on track to achieve our goal of $1 billion in annual revenue by the end of fiscal 2007 and have achieved 19.9% return on shareholders' equity compared to our goal of 20%. We believe in the next several years you will see Elk evolve from a company primarily known for its innovation, quality and reliability in the roofing industry to a company that has this reputation in a variety of other markets within the building products industry. We believe the strategy to broaden our scope to become a more complete building products company is the correct one for ElkCorp and its shareholders and we look forward to updating you on our progress in these areas as well as the milestones achieved as we execute on the initiatives already in place."

    Earnings Outlook

    The Company expects earnings for the fourth quarter of fiscal 2005 to be in the range of $0.67 to $0.70 per diluted share, and to be in the range of $2.50 to $2.53 per diluted share for fiscal 2005.

    Conference Call

    The ElkCorp management team will host a conference call and live audio webcast to discuss the third fiscal quarter financial results beginning at 11:00 a.m. (EDT) on Friday, April 22, 2005. Investors and other interested parties are invited to listen to the live webcast by visiting the investor relations section of the ElkCorp Web site at www.elkcorp.com. A replay of the conference call will be available for 48 hours beginning at 1 p.m. ET. and may be accessed by dialing 1-800-642-1687 and entering passcode 5394018. The webcast replay will be available on the investor relations section of company's Web site.

    Safe Harbor Provisions

    In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "vision," "outlook," "believe," "estimate," "potential," "forecast," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes and include the earnings outlook for the fourth quarter and fiscal year 2005. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2004 and Form 10-Q for the quarter ended December 31, 2004. ElkCorp undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated revenue) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is a leader within its particular market. Its common stock is listed on the New York Stock Exchange (NYSE: ELK). See www.elkcorp.com for more information.


Condensed Results of Operations
($ in thousands)

                               Three Months Ended   Nine Months Ended
                                    March 31,           March 31,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Sales                          $204,976  $131,947  $563,519  $414,894
                               --------- --------- --------- ---------

Costs and Expenses:
  Cost of sales                 158,010   105,401   444,462   327,873
  Selling, general &
   administrative:               20,109    15,435    52,801    45,515
  Interest expense, net           2,614     1,185     7,090     3,899
                               --------- --------- --------- ---------

Total Costs and Expenses        180,733   122,021   504,353   377,287
                               --------- --------- --------- ---------

Income from Continuing
 Operations
Before Income Taxes              24,243     9,926    59,166    37,607

Provision for income taxes        8,916     3,724    22,187    14,289
                               --------- --------- --------- ---------

Income from Continuing
 Operations                      15,327     6,202    36,979    23,318

Loss from Discontinued
 Operations, Net
                                    (30)   (2,144)     (547)  (10,966)
                               --------- --------- --------- ---------

Net Income                      $15,297    $4,058   $36,432   $12,352
                               ========= ========= ========= =========

Income (Loss) Per Common Share
 -- Basic
Continuing Operations             $0.77     $0.32     $1.88     $1.19
Discontinued Operations           (0.00)    (0.11)    (0.03)    (0.56)
                               --------- --------- --------- ---------
                                  $0.77     $0.21     $1.85     $0.63
                               ========= ========= ========= =========

Income (Loss) Per Common
 Share -- Diluted
Continuing Operations             $0.75     $0.31     $1.83     $1.17
Discontinued Operations           (0.00)    (0.11)    (0.03)    (0.55)
                               --------- --------- --------- ---------
                                  $0.75     $0.20     $1.80     $0.62
                               ========= ========= ========= =========

Average Common Shares
 Outstanding
  Basic                          19,784    19,633    19,718    19,588
                               ========= ========= ========= =========

  Diluted                        20,482    20,009    20,184    19,914
                               ========= ========= ========= =========


                               Twelve Months Ended
                                    March 31,
                                 2005      2004
                               --------- ----------

Sales                          $721,601   $558,382
                               --------- ----------

Costs and Expenses:
  Cost of sales                 570,405    440,466
  Selling, general &
   administrative:               70,538     61,538
  Interest expense, net           8,502      5,354
                               --------- ----------

Total Costs and Expenses        649,445    507,358
                               --------- ----------

Income from Continuing
 Operations
Before Income Taxes              72,156     51,024

Provision for income taxes       26,825     19,395
                               --------- ----------

Income from Continuing
 Operations                      45,331     31,629

Loss from Discontinued
 Operations, Net
                                   (745)   (11,452)
                               --------- ----------

Net Income                      $44,586    $20,177
                               ========= ==========

Income (Loss) Per Common
 Share -- Basic
Continuing Operations             $2.30      $1.62
Discontinued Operations           (0.04)     (0.59)
                               --------- ----------
                                  $2.26      $1.03
                               ========= ==========

Income (Loss) Per Common Share
 -- Diluted
Continuing Operations             $2.25      $1.60
Discontinued Operations           (0.04)     (0.58)
                               --------- ----------
                                  $2.21      $1.02
                               ========= ==========

Average Common Shares
 Outstanding
  Basic                          19,706     19,567
                               ========= ==========

  Diluted                        20,128     19,849
                               ========= ==========



Financial Information by Company Segments
($ in thousands)

                               Three Months Ended   Nine Months Ended
                                    March 31,           March 31,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Sales
  Building Products            $199,529  $127,804  $551,914  $404,213

  Other, Technologies             5,447     4,143    11,605    10,681
                               --------- --------- --------- ---------
                               $204,976  $131,947  $563,519  $414,894
                               ========= ========= ========= =========

Operating Profit (Loss)
  Building Products             $31,044   $13,517   $78,693   $50,329

  Other, Technologies               921       814       342     1,516

  Corporate & Eliminations       (5,108)   (3,220)  (12,779)  (10,339)
                               --------- --------- --------- ---------
                                $26,857   $11,111   $66,256   $41,506
                               ========= ========= ========= =========


                               Twelve Months Ended
                                    March 31,
                                 2005      2004
                               --------- ----------

Sales
  Building Products            $705,277   $542,296

  Other, Technologies            16,324     16,086
                               --------- ----------
                               $721,601   $558,382
                               ========= ==========

Operating Profit (Loss)
  Building Products             $95,394    $66,149

  Other, Technologies             1,288      3,337

  Corporate & Eliminations      (16,025)   (13,108)
                               --------- ----------
                                $80,657    $56,378
                               ========= ==========



Condensed Balance Sheet
($ in thousands)

                                                        March 31,
Assets                                               2005      2004
-------------------------------------------------- --------- ---------

Cash and cash equivalents                           $39,157      $321
Receivables, net                                    162,358   112,600
Inventories                                          70,655    60,951
Deferred income taxes                                 3,721     5,405
Prepaid expenses and other                           10,045     8,871
Discontinued operations                                 404     5,408
                                                   --------- ---------

      Total Current Assets                          286,340   193,556

Property, plant and equipment, net                  285,883   260,378
Other assets                                         12,046     9,387
                                                   --------- ---------

      Total Assets                                 $584,269  $463,321
                                                   ========= =========

                                                        March 31,
Liabilities and Shareholders' Equity                   2005      2004
-------------------------------------------------- --------- ---------

Accounts payable and accrued liabilities            $81,010   $44,512
Discontinued operations                                 159       922
Current maturities on long-term debt                    385         0
                                                   --------- ---------

      Total Current Liabilities                      81,554    45,434

Long-term debt, net                                 198,000   167,422
Deferred income taxes                                49,908    42,583
Shareholders' equity                                254,807   207,882
                                                   --------- ---------

      Total Liabilities and Shareholders' Equity   $584,269  $463,321
                                                   ========= =========



Condensed Statement of Cash Flows
($ in thousands)

                                                     Nine Months Ended
                                                         March 31,
                                                      2005     2004
                                                     -------- --------
Cash Flows From:
Continuing Operating Activities
Income from continuing operations                    $36,979  $23,318
Adjustments to income from continuing operations
     Depreciation and amortization                    17,451   13,332
     Deferred income taxes                             7,934    2,288
     Stock based compensation                          2,272       75
     Changes in assets and liabilities:
         Trade receivables                           (44,914)   5,652
         Inventories                                  (8,476)  (7,430)
         Prepaid expenses and other                   (1,458)  (2,182)
         Accounts payable and accrued liabilities     18,344   (9,815)
                                                     -------- --------

Net cash from continuing operating activities         28,132   25,238
Net cash from discontinued operations                  3,773    2,706
                                                     -------- --------

Net cash from operating activities                    31,905   27,944
                                                     -------- --------

Investing Activities
     Additions to property, plant and equipment      (32,157) (47,449)
     Acquisition of business                            (471)       0
     Other, net                                       (1,154)    (357)
                                                     -------- --------

Net cash from investing activities                   (33,782) (47,806)
                                                     -------- --------

Financing Activities
     Proceeds from sale of Senior Notes               50,000        0
     Long-term borrowing (payments) on Revolving
      Credit Facility, net                           (10,300)  16,200
     Dividends on common stock                        (3,007)  (2,950)
     Proceeds from stock option exercises and other,
      net                                              4,068    1,877
                                                     -------- --------

Net cash from financing activities                    40,761   15,127
                                                     -------- --------

Net Increase in Cash and Cash Equivalents             38,884   (4,735)

Cash and Cash Equivalents at Beginning of Year           273    5,056
                                                     -------- --------

Cash and Cash Equivalents at End of Period           $39,157     $321
                                                     ======== ========

    CONTACT: ElkCorp, Dallas
             Stephanie Elwood, 972-851-0472